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                                                                    Exhibit 23.3

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
VF Corporation

We have audited the accompanying consolidated balance sheet of VF Corporation as of December 31, 1994, and the related consolidated statements of income, cash flows, and common shareholders' equity for each of the two fiscal years in the period ended December 31, 1994. Our audits also included the financial statement schedule (as it pertains to 1994 and 1993) as listed in Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of VF Corporation at December 31, 1994 and the consolidated results of its operations and its cash flows for each of the two fiscal years in the period ended December 31, 1994 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic 1994 and 1993 financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Ernst & Young LLP

Reading, Pennsylvania
February 8, 1995